UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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4Kids Entertainment, Inc. (Name of Registrant as Specified in its Charter)
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4KIDS ENTERTAINMENT, INC.
1414 Avenue of the Americas
New York, New York 10019
(212) 758-7666

April 21, 2004

Dear Shareholder:

You are cordially invited to attend the 4Kids Entertainment, Inc. (“4Kids” or the “Company”) Annual Meeting of Shareholders to be held at 10 a.m. (Eastern Standard Time) on Thursday, May 27, 2004, at JP Morgan Chase, 270 Park Avenue, New York, New York, Conference Room C, 11th Floor (the “Annual Meeting”).

The purposes of the Annual Meeting are to (i) elect directors, (ii) consider and vote upon a proposal to approve the 4Kids Entertainment, Inc. 2004 Stock Option Plan, (iii) ratify the appointment of auditors and (iv) transact such other business as may properly come before the meeting and any adjournment or postponements thereof. These matters are described in the formal Notice of the 2004 Annual Meeting of Shareholders and the accompanying Proxy Statement.

Your Board of Directors recommends a vote “FOR” each of the listed nominees for Director and “FOR” each of the other proposals.

Included with the Proxy Statement is a copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2003. We encourage you to read the Annual Report. It includes information on the Company’s business, markets and products as well as the Company’s audited financial statements.

Your vote is very important. We hope you will find it convenient to attend the Annual Meeting in person. Whether or not you are personally able to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting you may still revoke your proxy and vote in person. Your cooperation is greatly appreciated.

Sincerely,

/s/ ALFRED R. KAHN
ALFRED R. KAHN
Chairman of the Board of Directors and Chief Executive Officer

4KIDS ENTERTAINMENT, INC.
1414 Avenue of the Americas
New York, New York 10019

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

to be held on May 27, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of 4Kids Entertainment, Inc., a New York corporation (“4Kids”), will be held at JP Morgan Chase, 270 Park Avenue, New York, New York, Conference Room C, 11th Floor, on Thursday, May 27, 2004, at 10 a.m. (Eastern Standard Time) for the purpose of considering and acting upon the following matters set forth in the accompanying Proxy Statement:

1.	Election of six directors to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2.	Approval of the 4Kids Entertainment, Inc. 2004 Stock Option Plan;

3.	Ratification of the appointment of Deloitte & Touche LLP as auditors for 4Kids for the fiscal year ending December 31, 2004; and

4.	The transaction of such other business as may properly come before the meeting and any adjournment or postponements thereof.

The Board of Directors has fixed the close of business on April 9, 2004 as the record date for the Annual Meeting and only holders of shares of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof.

By Order of the Board of Directors,

/s/ ALFRED R. KAHN
ALFRED R. KAHN
Chairman of the Board of Directors and Chief Executive Officer

April 21, 2004

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP 4KIDS AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE SHAREHOLDERS CANNOT BE TRANSACTED UNLESS ONE-THIRD OF THE OUTSTANDING SHARES OF 4KIDS’ COMMON STOCK ARE REPRESENTED AT THE ANNUAL MEETING.

PROXY STATEMENT

This Proxy Statement is being furnished to the shareholders of 4Kids Entertainment, Inc., a New York corporation (“4Kids” or the “Company”), in connection with the Annual Meeting of Shareholders of 4Kids to be held at 10 a.m. (Eastern Standard Time) on Thursday May 27, 2004, at JP Morgan Chase, 270 Park Avenue, New York, New York, Conference Room C, 11th Floor, (the “Annual Meeting”). Accompanying this Proxy Statement (“Proxy Statement”) is a notice of such Annual Meeting, a form of proxy solicited by the 4Kids Board of Directors and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2003 (the “Annual Report”). This Proxy Statement, the accompanying proxy and the Annual Report were first mailed to shareholders on or about April 26, 2004. Audited financial statements of 4Kids for the fiscal year ended December 31, 2003 are contained in the Annual Report. The Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Proxies in the accompanying form which are properly executed and duly returned to 4Kids and not revoked prior to the voting at the Annual Meeting will be voted as specified. If no contrary specification is made and if not designated as broker non-votes, the shares of common stock of 4Kids, par value $.01 per share, represented by the enclosed proxy will be voted FOR the election of the nominees for director (Proposal 1), FOR the approval of the 4Kids Entertainment, Inc. 2004 Stock Option Plan (Proposal 2), and FOR the ratification of the appointment of Deloitte & Touche LLP as auditors (Proposal 3). In addition, the shares of common stock represented by the enclosed proxy will be voted by the person named therein, in such person’s discretion, with respect to any other business which may properly come before the Annual Meeting or any adjournment or postponements thereof. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of 4Kids a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

The Board of Directors has fixed the close of business on April 9, 2004 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. The holders of one-third of the voting power of all issued and outstanding shares of common stock present in person, or represented by proxy, shall constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote by the holders of a majority of the votes cast at the Annual Meeting is necessary to approve Proposals 2 and 3. The affirmative vote by a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal 1).

On April 9, 2004, the record date for the Annual Meeting, 4Kids had 13,908,643 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting. There is no cumulative voting. Votes shall be counted by 4Kids’ transfer agent.

Shares represented by proxies designated as broker non-votes will be counted for purposes of determining a quorum. Broker non-votes occur when a broker nominee does not vote on one or more other matters at a meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote. Shares represented by proxies marked as abstentions will also be treated as present for purposes of

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determining the outcome of a vote on any matter, but will not serve as a vote “for” or “against” any matter. Shares represented by proxies designated as broker non-votes, however, will not be treated as present for purposes of determining the outcome of a vote on any matter.

Expenses

All expenses in connection with solicitation of proxies will be borne by 4Kids. Officers and regular employees of 4Kids may solicit proxies by personal interview, telephone and telegraph. Brokerage houses, banks and custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and the Proxy Statement. Georgeson & Co. has been engaged to assist in the solicitation of proxies, brokers, nominees, fiduciaries and other custodians. 4Kids will pay Georgeson & Co. approximately $6,500 for its services and reimburse its out-of-pocket expenses.

PROPOSAL 1 —ELECTION OF DIRECTORS

The directors are elected annually by the shareholders of 4Kids. The 4Kids By-laws provide that the number of directors shall be no less than three nor more than seven unless and until otherwise determined by vote of a majority of the entire Board of Directors. In accordance therewith, a total of six persons have been designated by the Board of Directors upon the recommendation of the 4Kids Nominating and Corporate Governance Committee as nominees and are being presented to the shareholders for election at the Annual Meeting. The directors to be elected at the Annual Meeting shall be determined by a plurality of the votes cast at the Annual Meeting.

The six persons named below, who currently constitute the entire Board of Directors, have been nominated for election to serve as directors until the next Annual Meeting and until their respective successors have been duly elected and qualified:

• Richard Block	• Joseph P. Garrity	• Steven M. Grossman

• Jay Emmett	• Michael Goldstein	• Alfred R. Kahn

The Board of Directors recommends that shareholders vote FOR the director nominees named above, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote. All of the nominees have consented to serve as directors if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for the election of such other person or persons as the remaining members of the Board of Directors may recommend.

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MANAGEMENT

Directors and Executive Officers

The directors and executive officers of 4Kids, as of April 9, 2004, are as follows:

Name	Age	Position

Daniel Barnathan	49	Executive Vice President of Sales, Marketing and Promotions of 4Kids Ad Sales, Inc.
Richard Block (1)(2)(3)	63	Director
Jay Emmett (1)(2)(3)	75	Director
Joseph P. Garrity	48	Director, Executive Vice President, Chief Operating Officer and Chief Financial Officer
Michael Goldstein (1)(2)(3)	62	Director
Norman Grossfeld	40	President of 4Kids Productions, Inc.
Steven M. Grossman (1)(2)(3)	43	Director
Sheldon Hirsch	56	Chief Executive Officer of The Summit Media Group, Inc.
Alfred R. Kahn	57	Chairman of the Board of Directors, Chief Executive Officer
Thomas Kenney	45	Executive Vice President
Brian Lacey	53	Executive Vice President, International
Samuel R. Newborn, Esq	49	Executive Vice President, General Counsel

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee

Daniel Barnathan has been Executive Vice President of Sales, Marketing and Promotions of 4Kids Ad Sales, Inc. since February 2002. Mr. Barnathan worked at ABC-TV for more than 23 years in such positions as Senior Vice President of ABC-TV/Disney Kids Network. Mr. Barnathan also held senior management positions in the sales and marketing departments of the children’s, daytime and news day-parts at the ABC-TV Network. From 2001 —2002, Mr. Barnathan served as Executive Vice President of Sales and Marketing at CBS HealthWatch/Medscape, an online health information network. He began his career with the CBS-TV Network Research Department in 1977.

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Richard Block has been a director since January 2003. Mr. Block is the Chairman of the Consumer Packaging Group of Mead Westvaco, a worldwide leader in consumer packaging. The Consumer Packaging Group of Mead Westvaco provides packaging for most entertainment companies including Disney, Fox, Warner Brothers, Sony and Nintendo, among others. From 1998-2000, Mr. Block served as President and Chief Executive Officer of IMPAC Group, which was acquired by Westvaco in July 2000. From 1987-1998, Mr. Block was President and Chief Executive Officer of AGI Inc. which merged with Klearfold Packaging to form IMPAC Group in 1998.

Jay Emmett has been a director since August 1999. For more than six years, Mr. Emmett has been a member of the International Board of Directors of the Special Olympics.

Joseph P. Garrity has been a director since August 1999. Mr. Garrity has been the Chief Financial Officer since joining 4Kids in June 1991. In October 1994, he became Executive Vice President (Chief Operating Officer) of 4Kids. For more than six years prior to such time, Mr. Garrity was a Senior Audit Manager for Deloitte & Touche LLP.

Michael Goldstein has been a director since March 2003. Mr. Goldstein was a member of the board of directors of Toys “R” Us, Inc. from 1994-2003, its chairman from 1997-2001, its chief executive officer from 1994-1997 and was employed in various other capacities at Toys “R” Us from 1984-1994. Mr. Goldstein was Senior Executive Vice President, Operations and Finance, for Lerner Stores and a partner at Ernst &Young from 1973-1979. Mr. Goldstein currently serves on the board of directors of Gaylan’s Trading Company, Inc., Finlay Enterprises, Medco Health Solutions, Inc. and United Retail Group. Mr. Goldstein also chairs the Toys “R” Us Children’s Fund, a corporate philanthropic organization that supports the health and welfare of children.

Steven M. Grossman has been a director since June 2001. Mr. Grossman has been Executive Vice President, Chief Financial Officer and Treasurer of R.A.B. Holdings, Inc. since its inception in 1996 and Executive Vice President, Chief Financial Officer and Treasurer of R.A.B. Enterprises, Inc., since its inception in 1998. R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc. are holding companies formed to build a fully-integrated specialty food business. Mr. Grossman has been a director and Executive Vice President — Finance and Administration of Millbrook Distribution Services Inc., an independent distributor of specialty foods, health and beauty care products and general merchandise, since 1997 and has been a member of the Board of Managers and Executive Vice President, Chief Financial Officer and Treasurer of The B. Manischewitz Company, LLC, a manufacturer of processed kosher food products, since 1998. Mr. Grossman has also been Executive Vice President and Chief Financial Officer of RABCO Luxury Holdings LLC, a diversified holding company which distributes luxury products since 1998 and Chief Financial Officer of P&E Properties Inc., a private commercial real estate ownership/management company, since 1994. Prior to such time, Mr. Grossman was Executive Vice President and Chief Financial Officer of Western Publishing Group, Inc., from June 1994 to May 1996.

Norman Grossfeld has been President of 4Kids Productions, Inc., 4Kids’ television, film and home video production subsidiary, since February 1994. For two years prior to such time, he was President of Gold Coast Television Entertainment, a television production company. Prior to such time, Mr. Grossfeld served as Coordinating Director for NBC Sports from 1991

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through 1992, and as Producer/Director for Television Programming Enterprises from 1988 to 1991.

Sheldon Hirsch has been Chief Executive Officer of The Summit Media Group, Inc. (“Summit Media”), 4Kids’ media buying, planning and television distribution subsidiary, since November 1992. For three years prior to such time, Mr. Hirsch was President of Sachs Family Entertainment, a television program distribution company.

Alfred R. Kahn has been Chairman of the Board of Directors and Chief Executive Officer of 4Kids since March 1991. Mr. Kahn was Vice Chairman of the Board of Directors of 4Kids from 1987-1991 when he became Chairman of the Board of Directors.

Thomas Kenney has been Executive Vice President of 4Kids since January 2001. From February 1993 to January 2001, he was President of Summit Media. For five years prior to such time, Mr. Kenney served as Senior Vice President, Advertising of Tiger Electronics Inc., a toy manufacturing company.

Brian Lacey has been Executive Vice President of International for 4Kids since July 2003. Prior to joining 4Kids, Mr. Lacey was the President and founder of Lacey Entertainment, a New York-based worldwide television marketing, production, and distribution company, specializing in innovative and creative approaches in the packaging, production and launching of television series in the U.S. and around the world. Prior to forming Lacey Entertainment, he was co-founder and principal of Zodiac Entertainment, a television program and marketing co-venture formed with Central Independent Television of the UK (Now Carlton Television).

Samuel R. Newborn, Esq. has been Executive Vice President and General Counsel since January 2000. Prior to joining 4Kids, Mr. Newborn was a partner in the law firm of Janklow, Newborn & Ashley for more than five years.

Meetings of the Board of Directors

The Board of Directors of 4Kids met seven times during the fiscal year ended December 31, 2003 and two times subsequent to December 31, 2003 but before the filing of the 4Kids’ Annual Report on Form 10-K. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which he serves since the date of his appointment.

Committees of the Board of Directors

4Kids has an Audit Committee (the “Audit Committee”) which currently consists of Mr. Grossman, who serves as the Chairman, and Messrs. Block, Emmett and Goldstein. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board of Directors oversight responsibilities with respect to the following:

(i) the quality and integrity of 4Kids’ financial reports;
(ii) the performance of 4Kids internal audit function; and
(iii) 4Kids compliance with legal and regulatory requirements.
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In addition, the Audit Committee:

(i) has sole authority to appoint or replace 4Kids’ independent auditors;
(ii) oversees the independent auditors’ qualifications, independence and performance;
(iii) discusses with 4Kids management, the internal auditors and the independent auditors the scope of the annual audit; and
(iv) determines the compensation for audit and permissible non-audit services to be provided by the independent auditors.

The Board of Directors has determined that one of the Committee’s members, Mr. Grossman, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). Mr. Goldstein is a member of the audit committee of four other public companies. The Company’s Board of Directors has determined that Mr. Goldstein’s service on the other audit committees does not impair his ability to serve effectively on the Company’s Audit Committee. The Audit Committee met five times during fiscal 2003 and two times subsequent to December 31, 2003 but before the filing of the 4Kids’ Annual Report on Form 10-K. The Audit Committee’s report is included on page 15 of this Proxy Statement.

4Kids has a Compensation Committee (the “Compensation Committee”) which currently consists of Mr. Emmett, who serves as the Chairman, and Messrs. Block, Goldstein and Grossman. The Compensation Committee:

(i) reviews 4Kids’ goals and objectives with respect to executive compensation;
(ii) sets and administers 4Kids’ policies which govern annual and long-term compensation of executives;
(iii) evaluates the CEO’s performance in light of 4Kids’ goals and objectives;
(iv) determines and approves compensation for the CEO, other executive officers and directors of 4Kids; and
(v) grants and administers stock options pursuant to 4Kids stock option plans.

The Compensation Committee met two times during fiscal 2003 and met two times subsequent to December 31, 2003 but before the filing of 4Kids’ Annual Report on Form 10-K. The Compensation Committee’s report is included on page 13 of this Proxy Statement.

4Kids has a Nominating and Corporate Governance Committee (the “Nominating Committee”) which currently consists of Mr. Block, who serves as the Chairman, and Messrs. Emmett, Goldstein and Grossman. The Nominating Committee assists the Board of Directors in:

(i) identifying individuals qualified to become Board members;
(ii) assessing the skills, background and abilities of each candidate;
(iii) assisting in assessing the independence of Board members; and
(iv) recommending the director nominees to be proposed for election at the annual meeting of shareholders.

The Committee met one time during fiscal 2003 and one time subsequent to December 31, 2003, but before the filing of the 4Kids’ Annual Report on Form 10-K. The Nominating Committee does not solicit director nominations but will consider recommendations by shareholders sent to the Secretary of 4Kids Entertainment, Inc. at 1414 Avenue of the Americas, New York, New York 10019. No formal procedures are required to be followed by shareholders
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in submitting such recommendations. Candidates proposed by shareholders will be considered by the Nominating Committee in substantially the same manner as other nominees.

The Board of Directors has determined that each of the members of the Audit, Compensation and Nominating Committees are “independent” within the meaning of the rules of the New York Stock Exchange. The Audit, Compensation and Nominating Committees each operate under written charters adopted by the Board of Directors. These charters are available for review, free of charge, on 4Kids’ website at www.4kidsentertainment.com. The charter of the Audit Committee is also attached as Exhibit A to this Proxy Statement.

Communications with the Board of Directors

Shareholders may communicate with any director, committee member or the Board of Directors in writing to 4Kids’ Secretary at the following address: 4Kids Entertainment, Inc., 1414 Avenue of the Americas, New York, NY 10019. The Secretary has been directed by the Board to promptly forward all correspondence to the relevant director, committee member or the full Board of Directors.

Attendance at Annual Meetings

4Kids' encourages all incumbent directors and nominees for election as director to attend the Annual Meeting. Each of Messrs. Block, Garrity, Grossman, Emmett, Goldstein and Kahn attended the Annual Meeting in May 2003.

Executive Sessions of Non-Employee Directors

Non-employee board members meet without management present at each regularly scheduled board meeting.

Code of Ethics

4Kids has a code of ethics that applies to all of its employees, including its principal executive officer, principal financial officer and principal accounting officer. A copy of the 4Kids Entertainment, Inc. Code of Ethics and Business Conduct is available for review, free of charge, on the 4Kids’ website at www.4kidsentertainment.com.

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COMPENSATION

Executive Compensation — Annual Compensation

The following table sets forth a summary of annual and long-term compensation during the fiscal years ended December 31, 2003, 2002 and 2001 paid to 4Kids’ chief executive officer and the four most highly compensated executive officers of 4Kids (other than the chief executive officer) whose total annual salary and bonus for the year ended December 31, 2003 was in excess of $100,000 (collectively, the “Named Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation
Name and Principal Position	Year	Salary($)(1)(2)	Bonus ($)	Long-Term Compensation Awards Stock Options (Shares)
Alfred R. Kahn,	2003	$700,000	$1,275,000	137,600
Chairman of the	2002	700,000	--	140,000
Board of Directors	2001	395,000	370,000	150,000
and Chief Executive Officer

Joseph P. Garrity,	2003	$350,000	$ 300,000	37,600
Executive Vice	2002	350,000	--	40,000
President, Chief	2001	250,000	--	50,000
Operating Officer &
Chief Financial Officer

Samuel R. Newborn,	2003	$350,000	$ 300,000	37,600
Esq., Executive Vice	2002	350,000	--	40,000
President, General	2001	250,000	250,000	50,000
Counsel

Thomas Kenney,	2003	$350,000	$ 150,000	37,600
Executive Vice	2002	350,000	--	40,000
President	2001	250,000	--	50,000

Norman Grossfeld,	2003	$350,000	$ 309,000	37,600
President,	2002	350,000	--	40,000
4Kids Productions	2001	250,000	667,143	50,000

(1)	Does not include amounts paid on behalf of executive officers under the Company’s benefit plans. Such benefit plans, which are offered to all full time employees of the Company include, a 401K Plan, major medical insurance, long term disability insurance and life insurance.

(2)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate value of such perquisites and other personal benefits for each Named Officer constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each of the Named Officers for each fiscal year.

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The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended December 31, 2003 to the Named Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Options Granted(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(3)	Expiration Date	5%	10%
Alfred R. Kahn	137,600	22%	$11.80	4/1/08	$449,000	$991,000
Joseph P. Garrity	37,600	6%	$11.80	4/1/08	$123,000	$271,000
Samuel Newborn	37,600	6%	$11.80	4/1/08	$123,000	$271,000
Norman Grossfeld	37,600	6%	$11.80	4/1/08	$123,000	$271,000
Thomas Kenney	37,600	6%	$11.80	4/1/08	$123,000	$271,000

(1)	4Kids used such method as it is one of the methods of option valuation suggested by the SEC’s rules on executive compensation disclosure. 4Kids does not advocate or necessarily agree that such method can properly determine the value of an option.

(2)	The option grants are exercisable 50% on the date of grant and 50% on the one year anniversary of the date of such grant.

(3)	Based upon the fair market value of 4Kids’ common stock on the date of grant.

OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

The following table sets forth the number of options exercised and dollar value realized for such exercises and fiscal year end value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized(1)($)	Number of Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Alfred R. Kahn	300,000	$6,799,740	1,217,600	68,800	$23,230,478	$987,336
Joseph P. Garrity	75,000	1,429,529	128,800	18,800	1,361,061	267,336
Samuel Newborn	20,000	302,851	128,800	18,800	848,586	267,336
Norman Grossfeld	50,000	749,819	68,800	18,800	506,936	267,336
Thomas Kenney	30,000	609,738	108,800	18,800	1,361,061	267,336

(1)	Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2)	Calculation based upon the closing price of 4Kids’ common stock on The New York Stock Exchange on December 31, 2003 of $26.02 per share less option exercise price.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes 4Kids’ existing equity compensation plans as of December 31, 2003:

Plan Category	(a) Number of Securities to Be Issued upon Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans
approved by security holders	2,377,525	$11.89	599,625

Equity compensation plans
not approved by security holders	N/A	N/A	N/A

Compensation of Directors

The form and amount of director compensation is determined by the Board of Directors upon the recommendation of the Compensation Committee. Each member of the Board of Directors who is not an employee of 4Kids (a “Non-Employee Director”) receives $40,000 annually for his service on the Board of Directors plus an additional $5,000 for each committee on which he serves as chairman. At the discretion of the Board of Directors, the Non-Employee Directors are eligible to receive grants of options to purchase shares of 4Kids’common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors.

4Kids’Non-Employee Directors are Messrs. Block, Emmett, Goldstein, and Grossman. During the fiscal year ended December 31, 2003, 15,000 options were granted to each of 4Kids’Non-Employee Directors at an exercise price of $11.80, representing the fair market value of a share of 4Kids’ common stock on the date such options were granted. The option grants are exercisable 50% on the date of grant and 50% on the one year anniversary of the date of such grant.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements with Named Officers

Mr. Kahn has an employment agreement with 4Kids which has an initial term of five years ending in 2008 and renews on the first day of April each year for one year successive periods, unless an action is taken by the Board of Directors. Pursuant to the agreement, Mr. Kahn receives a fixed salary of $700,000 per year and is entitled to receive an annual bonus equal to 10% of 4Kids’ income before income taxes and before calculation of bonus

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compensation of employees as stated in 4Kids’ financial statements included in its annual report on Form 10-K. Mr. Kahn’s has voluntarily reduced his bonus in the past, as shown below:

Year	Contractual Bonus	Voluntary Reduction in Bonus	Paid Bonus
2003	$2,743,000	($1,468,000)	$1,275,000
2002	$1,169,000	($1,169,000)	$ 0
2001	$2,179,000	($1,809,000)	$ 370,000

The agreement also provides that for a period of six months after termination of employment, Mr. Kahn will not “compete” with 4Kids. Under the employment agreement, if Mr. Kahn is terminated without cause, he will be entitled to receive a payment equal to 2.99 times his average annual compensation paid by 4Kids (including bonuses, if any) during the five years preceding the date of termination (“Severance Payment”). If, at any time, a majority of the directors of 4Kids cease to consist of individuals that are “continuing directors” (as defined in the agreement) (a “Change of Control”), Mr. Kahn can terminate the agreement within six months of such Change of Control, in which event he would be entitled to receive the Severance Payment.

Mr. Garrity has an employment agreement with 4Kids which provides for an annual salary of $350,000 plus an annual bonus to be awarded at the discretion of the Chief Executive Officer and the Compensation Committee which may not be less than $150,000. The minimum amount of Mr. Garrity’s annual bonus will be reduced by half of the amount of any net proceeds realized by Mr. Garrity from the exercise of stock options granted during the fiscal year and will also be reduced to the extent of one half of the difference between the market price on December 31 of the fiscal year of the shares of common stock of 4Kids underlying any unexercised stock options granted to Mr. Garrity during the fiscal year and the aggregate exercise price of such stock options. For the fiscal year ended December 31, 2002, Mr. Garrity voluntarily agreed to receive no bonus compensation. For the fiscal year ended December 31, 2003, Mr. Garrity’s bonus compensation was $300,000. Mr. Garrity’s agreement expires on December 31, 2006. The agreement may be terminated by 4Kids in the event of Mr. Garrity’s disability or for cause. If during the term of Mr. Garrity’s agreement a change of control (as defined in the agreement) occurs, Mr. Garrity can terminate the agreement within six months of such change of control, in which event he would be entitled to receive a payment equal to 2.99 times his average annual compensation paid by 4Kids (including bonuses, if any) during the three years preceding the date such termination occurs.

Mr. Grossfeld has an employment agreement which provides for an annual salary of $350,000 plus an annual bonus to be awarded at the discretion of the Chief Executive Officer and the Compensation Committee which may not be less than $150,000. The minimum amount of Mr. Grossfeld’s annual bonus will be reduced by half of the amount of any net proceeds realized by Mr. Grossfeld from the exercise of stock options granted during the fiscal year and will also be reduced to the extent of one half of the difference between the market price on December 31 of the fiscal year of the shares of common stock of 4Kids underlying any unexercised stock options granted to Mr. Grossfeld during the fiscal year and the aggregate exercise price of such stock options. For the fiscal year ended December 31, 2002, Mr. Grossfeld voluntarily agreed to receive no bonus compensation. For the fiscal year ended December 31, 2003, Mr. Grossfeld’s bonus compensation was $309,000. Mr. Grossfeld’s agreement expires on December 31, 2006. The agreement may be terminated by 4Kids in the event of Mr. Grossfeld’s disability or for cause. If during the term of Mr. Grossfeld’s agreement a change of control (as defined in the agreement) occurs, Mr. Grossfeld can terminate the agreement within six months of such change of control, in which event he would be entitled to receive a payment equal to 2.99 times his average annual compensation paid by 4Kids (including bonuses, if any) during the three years preceding the date such termination occurs.

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Mr. Newborn has an employment agreement with 4Kids which provides for an annual salary of $350,000 plus an annual bonus to be awarded at the discretion of the Chief Executive Officer and the Compensation Committee which may not be less than $150,000. The minimum amount of Mr. Newborn’s annual bonus will be reduced by half of the amount of any net proceeds realized by Mr. Newborn from the exercise of stock options granted during the fiscal year and will also be reduced to the extent of one half of the difference between the market price on December 31 of the fiscal year of the shares of common stock of 4Kids underlying any unexercised stock options granted to Mr. Newborn during the fiscal year and the aggregate exercise price of such stock options. For the fiscal year ended December 31, 2002, Mr. Newborn voluntarily agreed to receive no bonus compensation. For the fiscal year ended December 31, 2003, Mr. Newborn’s bonus compensation was $300,000. Mr. Newborn’s agreement expires on December 31, 2006. The agreement may be terminated by 4Kids in the event of Mr. Newborn’s disability or for cause. If during the term of Mr. Newborn’s agreement a change of control occurs (as defined in the agreement), Mr. Newborn can terminate the agreement within six months of such change of control, in which event he would be entitled to receive a payment equal to 2.99 times his average annual compensation paid by 4Kids (including bonuses, if any) during the three years preceding the date such termination occurs.

Compensation Committee Interlocks and Insider Participation

As described in “Election of Directors — Committees of the Board of Directors”above, 4Kids has a Compensation Committee which consists of Messrs. Emmett, Block, Goldstein and Grossman. None of such individuals has ever been an officer or employee of 4Kids or any of its subsidiaries. During fiscal 2003, no executive officer of 4Kids served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Board of Directors of 4Kids.

Report of the Compensation Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Compensation Committee

4Kids’Compensation Committee currently consists of Mr. Emmett, who serves as the Chairman, and Messrs. Block, Goldstein and Grossman. The Compensation Committee is responsible for 4Kids’ executive compensation policy and for approving any employment and other compensation agreement between 4Kids and its executive officers. In general, the goal of the 4Kids executive compensation policy is to attract and retain high-performing executives and to motivate and reward such executives based on overall corporate and individual performance, and the creation of shareholder value.

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Components

For 2003, the compensation of the 4Kids executive officers consisted primarily of salaries, bonuses and stock options. Salary ranges for each of our executive officers are established with reference to the competitive marketplace for equivalent job levels, the level and scope of the executive officer’s responsibilities within 4Kids and the executive officer’s individual performance. Salaries are reviewed annually by the Compensation Committee either formally or informally. Certain of our executive officers have employment agreements with 4Kids which establish the executive officer’s base salary and parameters for determining the executive officer’s annual bonus. Please see “Employment Contracts and Termination of Employment and Change-in-Control Agreements with Named Officers” for a detailed discussion of the employment agreements between certain of 4Kids’ executive officers and 4Kids.

Stock options are intended to strengthen the mutuality of interest of our executive officers and our shareholders in maximizing long-term shareholder value. The 4Kids Compensation Committee is responsible for granting stock options to the executive officers as well as other eligible employees pursuant to 4Kids’ stock option plans. Grants of stock options are made from time to time to the executive officers based on our overall performance and the individual performance of each executive officer. On April 1, 2003, options to acquire 137,600 shares were granted to Mr. Kahn pursuant to the Company’s 2002 Stock Option Plan at an exercise price of $11.80, the fair market value on the date of grant. Additionally, on April 1, 2003, options to acquire 37,600 shares were granted to each of the Named Officers at an exercise price of $11.80, the fair market value on the date of grant.

Basis for the Compensation of the CEO

The Company has an employment agreement with Mr. Kahn pursuant to which he received a fixed annual salary of $700,000 and was entitled to receive a bonus of $2,743,000. Mr. Kahn voluntarily reduced the amount of his bonus compensation for 2003 to $1,275,000, a reduction of approximately $1,468,000 from the amount he would have been entitled to receive under his employment agreement. We believe that Mr. Kahn’s salary and bonus compensation for 2003, as reflected in his employment agreement is reasonable when compared to, and in line with, the salary and compensation paid to other similarly situated chief executive officers. Please see “Employment Contracts and Termination of Employment and Change-in-Control Agreements with Named Officers” for a more detailed discussion of Mr. Kahn’s employment agreement.

In addition to cash compensation, Mr. Kahn is also eligible to receive stock options pursuant to the 4Kids’ stock option plans. The purpose of such stock option grants is to provide Mr. Kahn with a further inducement to contribute to the long-term growth and development of the business of 4Kids. Consequently, during the term of any such options, Mr. Kahn will receive the opportunity to profit from any rise in the market value of the 4Kids’ common stock.

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Section 162(m) of the Internal Revenue Code of 1986, as amended, makes compensation paid to certain executives in amounts in excess of $1 million not deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exemptions. The Compensation Committee has not adopted a policy that all compensation be deductible under Section 162(m), in order to preserve the Compensation Committee’s flexibility to compensate executive officers.

Compensation Committee
Jay Emmett
Richard Block
Michael Goldstein
Steven M. Grossman

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

4Kids’Audit Committee currently consists of Mr. Grossman, who serves as the Chairman, and Messrs. Block, Emmett and Goldstein. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board of Director’s oversight responsibilities with respect to the quality and integrity of 4Kids’ financial reports, the independence and qualifications of 4Kids’ independent auditors, the performance of 4Kids’internal audit function and 4Kids’ compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace 4Kids’ independent auditors and is directly responsible for determining the compensation and for overseeing the work of the 4Kids independent auditors. The Audit Committee met with management periodically during the year to consider the adequacy of 4Kids’ internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with 4Kids’ independent auditors and with the appropriate financial personnel. The Audit Committee also discussed with 4Kids’ senior management and independent auditors the process used for certifications by 4Kids’ chief executive officer and chief financial officer which is required by the SEC for certain of 4Kids’ filings with the SEC. The Audit Committee met privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Board of Directors has determined that one of the Committee’s members, Mr. Grossman, qualifies as an “audit committee financial expert” as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. All of the Audit Committee members are independent as defined in the New York Stock Exchange listing standards.

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Review of the Company’s Audited Financial Statements for the Fiscal Year ended December 31, 2003

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company’s management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codifications of Statements on Auditing Standards AU § 380).

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Deloitte & Touche LLP such firm’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee
Steven M. Grossman
Richard Block
Jay Emmett
Michael Goldstein

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Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the shares of 4Kids’ common stock against the cumulative total return of the S&P Small Cap 600 Index and the Russell 2000 Index for the past five fiscal years.

	1998	1999	2000	2001	2002	2003
4Kids	100%	764%	244%	546%	602%	710%
S&P 600	100%	112%	124%	131%	111%	152%
Russell 2000	100%	121%	118%	121%	96%	141%

The chart assumes that the value of the investment in Company Common Stock and each index was $100 on December 31, 1998. The Company has elected to compare shareholder returns with the S&P Small Cap 600 and the Russell 2000 indices. These indices are comprised of smaller publicly held companies, including 4Kids, based on market capitalization.

Certain Transactions Involving Management

Except as described in “Employment Contracts and Termination of Employment and Change-in-Control Agreements with Named Officers” above, from January 1, 2003 to the present, there have been no transactions, or currently proposed transactions, between the Company or any of its subsidiaries and any executive officer, director, 5% beneficial owner of the Company’s common stock, or member of the immediate family of the foregoing persons in which one of the foregoing individuals or entities had an interest of more than $60,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers and directors of 4Kids, and persons who own more than ten percent of a registered class of 4Kids’ equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation to furnish 4Kids with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, 4Kids believes that, during the fiscal year ended December 31, 2003, 4Kids’ officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that: (i) on April 5, 2004, Mr. Barnathan filed a Form 5 which covered filings which were due on February 22, 2002, April 3, 2003 and November 20, 2003 to report two stock option grants and a stock option exercise, respectively.

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PRINCIPAL SHAREHOLDERS

The following table sets forth, as of April 9, 2004, certain information concerning the beneficial ownership of the shares of common stock of 4Kids by (i) each person who is known by 4Kids to own beneficially more than five percent of the outstanding shares of common stock of 4Kids, (ii) each of the directors of 4Kids, (iii) the Named Officers and (iv) all current directors and executive officers of 4Kids as a group.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)			Percent of Class
	Shares	Options	Total
Richard Block (2)	3,500	22,500	26,000		less than 1%

Jay Emmett (2)	5,300	52,500	57,800		less than 1%

Joseph P. Garrity (2)	60,000	162,600	222,600		1.6%

Michael Goldstein (2)	--	22,500	22,500		less than 1%

Norman Grossfeld (2)	--	102,600	102,600		less than 1%

Steven M. Grossman (2)	1,000	47,500	48,500		less than 1%

Alfred R. Kahn (2)	1,077,950	1,336,400	2,414,350	(3)	17.36%

Thomas Kenney (2)	--	137,600	137,600		less than 1%

Samuel Newborn (2)	--	162,600	162,600		1.17%

All directors and officers as a group (12 persons)	1,147,750	2,129,300	3,277,050		23.6%

(1)	Unless otherwise indicated, each holder possesses sole voting and investment power over the shares of common stock listed as beneficially owned.

(2)	The address for Messrs. Block, Emmett, Garrity, Goldstein, Grossfeld, Grossman, Kahn, Kenney and Newborn is 4Kids Entertainment, Inc., 1414 Avenue of the Americas, New York, New York 10019.

(3)	Includes 1,056,000 shares owned by Mr. Kahn, 6,000 shares owned by Mr. Kahn’s wife, and 15,950 shares held by Mr. Kahn for the benefit of his minor daughter under the NY/UGMA and currently exercisable options to acquire 1,336,400 shares.

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PROPOSAL 2 —PROPOSED 2004 STOCK OPTION PLAN

The Board of Directors has determined that it is in the best interests of 4Kids to adopt the 4Kids Entertainment, Inc. 2004 Stock Option Plan (the “2004 Plan”), and will submit the 2004 Plan to the shareholders for approval at the Annual Meeting. The 2004 Plan authorizes the issuance not later than December 31, 2014 of options to purchase up to 600,000 shares of 4Kids’ common stock. The 2004 Plan was approved by the Board of Directors at a meeting held on March 12, 2004, subject to shareholder approval.

The Board of Directors believes that 4Kids and its shareholders have benefited from the grant of stock options in the past, and that similar benefits will result from the adoption of the 2004 Plan. It believes that stock options play an important role in providing eligible individuals with an incentive and inducement to contribute fully to the further growth and development of 4Kids and its subsidiaries because of the opportunity to acquire a proprietary interest in 4Kids on an attractive basis. During the term of the 2004 Plan, optionees will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the shares of 4Kids’ common stock. Exercise of the options will dilute the equity interest of the other shareholders of 4Kids. The grant and exercise of the options also may affect 4Kids’ ability to obtain additional capital during the term of any options.

The principal features of the 2004 Plan are summarized below:

The 2004 Plan provides for the granting of stock options to purchase shares of 4Kids’ common stock to certain key employees of 4Kids and its subsidiaries, to non-employee directors and to independent consultants (each, an “Optionee”). No employee may be granted stock options to purchase more than 200,000 shares, in the aggregate, in any calendar year. The 2004 Plan provides for the grant of “nonqualified stock options”(“NQOs”) and “incentive stock options” (“ISOs”); ISOs will only be granted to employees.

The 2004 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of Messrs. Emmett, Block, Goldstein and Grossman, none of whom are employees of 4Kids. Awards of stock options to non-employee directors must be approved by the entire Board of Directors.

Each stock option granted under the 2004 Plan will be evidenced by a written agreement containing such provisions as approved by the Compensation Committee not inconsistent with the 2004 Plan, and which need not be identical in respect of each Optionee. In general, stock options granted under the 2004 Plan will have the following terms:

Time for Exercise; Term. All stock options granted under the 2004 Plan will be exercisable at such time or times and in such installments, if any, as the Compensation Committee or the Board of Directors may determine, and will expire no more than ten years from the date of grant (five years in the case of an ISO granted to an employee who is a “10% Shareholder,” as defined below).

Exercise Price. The exercise price of any NQO granted under the 2004 Plan will not be less than (a) one hundred percent (100%) of the fair market value of a share of 4Kids’ common stock on the date of grant unless otherwise determined by the Board of Directors or the Compensation Committee or (b) one hundred percent (100%) of the fair market value in the case of an option intended to be exempt from the deduction limitations of Section 162(m) of the Code. The exercise price of an ISO will not be less than (a) one hundred percent (100%) of the fair market value of a share of 4Kids’ common stock on the date of grant, or (b) one hundred and ten percent (110%) of such fair market value if the ISO is granted to an employee who owns stock possessing more than ten percent of the total voting power of 4Kids, any parent corporation or any subsidiary (a “10% Shareholder”). The exercise price of each stock option must be paid in cash or in stock of 4Kids valued at its then fair market value. The closing price of 4Kids’ common stock on The New York Stock Exchange on April 9, 2004 was $24.04.

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    Nontransferability. Options are non-transferable except (i) by will or by the laws of the descent and distribution, (ii) for estate planning purposes, or (iii) as a charitable contribution to an exempt organization as such term is defined in Section 501(c)(3) of the Internal Revenue Code of 1986.

Ceiling on ISO Grants. To the extent the aggregate fair market value (determined at the time any ISO is granted) of common stock for which ISOs are exercisable for the first time by any Optionee during any calendar year under the 2004 Plan (together with any incentive stock options granted under any other plan of the Company, any parent or any subsidiary) exceeds $100,000, such excess ISOs shall be treated as NQOs.

Termination of Option. Stock options granted to employees under the 2004 Plan generally terminate three months after the Optionee’s employment is terminated, provided that, if such termination is by reason of death or disability, the stock option generally will terminate six months thereafter (or at the end of the option term if earlier). Options granted to non-employee directors under the 2004 Plan generally remain exercisable for one year after such individual ceases to serve as a director (but not beyond the end of the option term). Options granted to independent consultants under the 2004 Plan will remain exercisable following a termination of the consultancy to the extent, if any, provided in the stock option agreement evidencing the grant of such option (but not beyond the end of the option term).

Adjustments. Each stock option agreement will contain such provisions as the Committee shall determine to be appropriate for the adjustments of the kind and number of shares subject to each outstanding stock option, the exercise price, or both, in the event of any changes in the number of outstanding shares of 4Kids’ common stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares, or the like. In the event of any such change or changes in the number of outstanding shares of 4Kids’ common stock, and as often as the same shall occur, the kind and aggregate number of shares available under the 2004 Plan may be appropriately adjusted by the Compensation Committee, whose determination is binding and conclusive.

The Board of Directors has the right to alter, suspend or terminate the 2004 Plan as it may deem advisable, except that it may not without further shareholder approval (a) increase the maximum number of shares subject to the 2004 Plan (except for corporate changes described above); (b) permit the grant of options to anyone other than 4Kids’ employees, non-employee directors and independent consultants; (c) change the manner of determining the minimum exercise prices; or (d) extend the period during which stock options may be granted or exercised. No alteration, suspension or termination of the 2004 Plan may, without the consent of the Optionee to whom any stock option has theretofore been granted, terminate such Optionee’s stock option or adversely affect such Optionee’s rights thereunder.

Notwithstanding anything in the 2004 Plan to the contrary, in the event that the Board of Directors shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of 4Kids or of any proposed consolidation or merger of 4Kids (unless 4Kids shall be the surviving corporation in such merger), 4Kids may give written notice to each Optionee that his or her stock option may be exercised only within thirty (30) days after the date of such notice, and all rights under said stock option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six months after the date of such notice. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any stock option shall be affected by such notice except that such stock option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six-month period.

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FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the Federal income tax treatment of the stock options which may be granted under the 2004 Plan based upon the current provisions of the Internal Revenue Code of 1986, as amended.

Nonqualified Stock Options (“NQOs”). The grant of a NQO under the 2004 Plan is not taxable to the option holder at the time of grant. Upon the exercise of a NQO by the option holder, (1) the option holder will recognize taxable ordinary compensation income in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price; (2) 4Kids generally will be entitled to a corresponding deduction; and (3) upon a sale of the shares so acquired, the option holder will have short-term or long-term capital gain or loss, depending on the holding period, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. In general, the option holder’s tax basis in the shares will be equal to their fair market value on the date of exercise, and the holding period of the shares will begin at exercise.

Incentive Stock Options (“ISOs”). The grant of an ISO under the 2004 Plan is not taxable to the option holder, and, upon the exercise of an ISO by an option holder during employment or within three months after termination of employment (12 months in the case of total disability), (1) the option holder will not recognize any ordinary compensation income at the time of exercise; (2) the excess of the fair market value of the shares received upon exercise and the exercise price paid will be includible in the option holder’s alternative minimum taxable income; (3) no deduction will be allowed to 4Kids in connection with the exercise; and (4) upon a sale of the shares so acquired after the later of (a) one year from the exercise date, or (b) two years from the date of the ISO grant (the “ISO holding period”), any amount realized by the option holder in excess of the exercise price will be taxed as long-term capital gain, and any loss sustained will be a long-term capital loss. In general, an option holder’s tax basis in the shares received upon the exercise of an ISO will be equal to the exercise price, and the holding period will begin at exercise.

If the option holder disposes of any of the shares received upon the exercise of an ISO before the end of the ISO holding period (a “disqualifying disposition”), (1) the option holder generally will recognize taxable ordinary compensation income at the time of disposition (and 4Kids will be entitled to a tax deduction) in an amount equal to (a) the lesser of (x) the excess, if any, of the fair market value of the shares received over the exercise price on the date of exercise, or (y) the excess of the amount realized on the disposition over the exercise price; and (2) the option holder will recognize capital gain or loss (long-term or short-term, depending on the holding period) in an amount equal to the difference between (a) the amount realized upon the disposition and (b) the exercise price paid for the shares and the amount of ordinary income, if any, so recognized by the option holder.

Whenever under the 2004 Plan shares are to be delivered upon exercise of a stock option, 4Kids shall be entitled to require as a condition of delivery that the option holder remit an amount sufficient to satisfy all Federal, state, and other governmental withholding tax requirements related thereto.

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The Board of Directors recommends a vote FOR approval of the 2004 Plan as described above at the Annual Meeting and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be so voted. The description of the proposed 2004 Plan set forth above is qualified in its entirety by reference to the text of the 2004 Plan as set forth in Exhibit B hereto.

PROPOSAL 3 —SELECTION OF AUDITORS

The 4Kids financial statements for the past several fiscal years have been examined by Deloitte & Touche LLP, independent public accountants. On March 12, 2004, the Audit Committee of the Board of Directors voted to propose and recommend the selection of Deloitte & Touche LLP as independent auditors to examine its financial statements for the fiscal year ending December 31, 2004.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s financial statements for the fiscal year ended December 31, 2003 and 2002, respectively, and the review of the interim financial statements included in the Company’s Forms 10-Q for such fiscal year were approximately $415,600 and $280,000, respectively.

Audit-Related Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2003 and 2002 for the assurance and related services which are reasonably related to the audit and not included in “Audit Fees” were approximately $20,000 and $90,000, respectively. These services primarily related to S-8 filings, agreed-upon procedures and audit consultations.

Tax Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2003 and 2002 for domestic and international tax compliance and audits, tax advice, consulting and planning were approximately $192,000 and $133,000.

All Other Fees

No fees were billed for professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2003 and 2002, other than as stated above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

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Pre-Approval Policies

The Audit Committee has established a policy requiring the pre-approval of all audit and permissable non-audit services provided to us by Deloitte & Touche LLP. The Audit Committee has delegated to its Chairman authority to pre-approve permitted services between the Committee’s regular scheduled meetings, and the Chairman must report any pre-approval decisions to the Committee at its next scheduled meeting for review by the Committee. The policy prohibits the Audit Committee from delegating to management the committee’s responsibility to pre-approve permitted services of our independent auditors.

The Audit Committee of the Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be so voted.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

SHAREHOLDER PROPOSALS

Proposals by any shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Corporation for inclusion in proxy material relating to such meeting not later than December 23, 2004. Further, management proxies for the Corporation’s 2005 Annual Meeting of Shareholders will use their discretionary voting authority with respect to any proposal presented at the meeting by a shareholder who does not provide the Company with written notice of such proposal prior to March 12, 2005.

By Order of the Board of Directors,

/s/ ALFRED R. KAHN
ALFRED R. KAHN
Chairman of the Board of Directors and Chief Executive Officer

New York, New York
April 21, 2004

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EXHIBIT INDEX

Number	Description
Exhibit A	4Kids Entertainment, Inc. Audit Committee Charter

Exhibit B	4Kids Entertainment, Inc., 2004 Stock Option Plan

Exhibit A

4KIDS ENTERTAINMENT, INC.

AUDIT COMMITTEE CHARTER

Purpose

The primary functions of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of 4Kids Entertainment, Inc. (the “Company”) are to:

1.	assist the Board in fulfilling its oversight responsibilities with respect to:

a.	the quality and integrity of the financial statements and other financial information that the Company provides to any governmental body or the public;

b.	the appointment, compensation and oversight of the Company’s independent accounting firm (the “independent accountants”);

c.	the independent accountants’ qualifications and independence;

d.	the performance of the Company’s internal audit function and the independent accountants; and

e.	the Company’s compliance with legal and regulatory requirements,

2.	provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board, and

3.	prepare all reports of the Committee (including an audit committee report) to be included in the Company’s annual proxy statement, pursuant to and in accordance with the rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”).

Composition

The Committee shall consist of at least three members. All members of the Committee shall meet the independence requirements of the New York Stock Exchange, as such requirements are amended from time to time and any other regulatory requirements applicable to audit committees, including without limitation, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Act”), and applicable rules and regulations of the Commission.

A-1

All members of the Committee shall be, in the Board’s judgment, financially literate, or become so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee will, in the Board’s judgment, qualify as an “audit committee financial expert” as such term is defined from time to time by the rules and regulations of the Commission.

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

Meetings

The Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately, at least quarterly, with management, with the Company’s internal auditors and with the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. A majority of the members of the Committee shall constitute a quorum for the transaction of any business at any meeting, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Committee. Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing. The Committee shall report regularly to the Board, through either minutes or special (oral or written) presentations.

Responsibilities and Duties

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company’s management, as well as the independent accountants, have more time, knowledge and more detailed information with respect to the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

While the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

To fulfill its responsibilities and duties the Audit Committee shall:

Selection and Oversight of Independent Accountants

1.	Recognize that the independent accountants are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders.

2.	Have the sole authority to retain and terminate the independent accountants, subject, if applicable, to shareholder ratification.

3.	Be directly responsible for appointing, retaining, compensating and supervising any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee. With regard to financial reporting, this responsibility includes the resolution of disagreements between management and the independent accountant.

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4.	Review the arrangements for and scope of the outside audit and the fees proposed for such audit, and shall have ultimate authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements of the independent accountants, subject to the de minimis exception set forth in the Act.

5.	Pre-approve, either directly or through established pre-approval procedures, all auditing services (including all audit, review or attestation engagements required under the securities law) and all permitted non-audit services by the accountants, subject to the de minimis exception set forth in the Act.

6.	Review, at least annually, the performance and independence of the independent accountants. In conducting its review and evaluation, the Committee shall be provided with a report by the independent accountants describing (i) the independent accountants’ internal quality-control procedures; (ii) any material issues raised by the independent accountant’s internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues; and (iii) to assess the independent accountants’ independence, all relationships between the independent accountants and the Company. The Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationship or services which may impact the independent accountants’ objectivity and independence.

7.	Establish clear policies regarding the hiring of employees or former employees of the independent accountants which are consistent with New York Stock Exchange Rules and applicable laws, rules and regulations.

Review

8.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

9.	Discuss, prior to public dissemination, the annual audited financial statements and quarterly financial statements with management and the independent accountants, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

10.	If appropriate, discuss with management and the independent accountants the Company’s earnings releases, including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts or rating agencies.

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11.	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

12.	Review all analyses prepared by management or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

13.	Review with the independent accountants the items as to which the independent accountants are required to report to the Committee pursuant to the Act, including (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (c) other material written communications between the independent accountants and management.

Financial Reporting Processes

14.	Receive and review a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s annual and quarterly reports:

a.	Any significant deficiencies in design or operation of internal controls or material weaknesses therein, and

b.	Any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

15.	Review with the independent accountants, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

16.	Review the internal audit functions of the Company, including the proposed audit plans for the coming year and the coordination of such plans with the independent accountants.

17.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

18.	Regularly review with each of management, the independent accountants and the Company’s internal auditors any difficulties or problems encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management’s response.

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General

19.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential and/or anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

20.	Review, with the Company’s counsel, any legal matter or other significant contingent liability that could have a significant impact on the Company’s financial statements. The Committee shall also have the authority to hire independent counsel or other advisers as it deems necessary to carry out its duties.

21.	Perform any other activities consistent with this Charter, the Company’s Amended and Restated Certificate of Incorporation, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

22.	Discuss with management and the independent accountants the Company’s guidelines and policies with respect to risk assessment and risk management.

23.	Engage independent counsel and other advisers, as it determines necessary to carry out its duties.

Annual Review

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such a manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by any member of the Committee designated by the Committee to make this report.

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Exhibit B

4KIDS ENTERTAINMENT, INC.

2004 STOCK OPTION PLAN

1. Purpose of Plan. This 2004 Stock Option Plan (the “Plan”) is designed to assist 4Kids Entertainment, Inc. (the “Company”) in attracting and retaining the services of employees, Eligible Directors (as hereinafter defined) and such independent consultants as may be designated, and to provide them with an incentive and inducement to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

2. Legal compliance. It is the intent of the Company that all options granted under it shall be either “Incentive Stock Options” (“ISOs”), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), or non-qualified stock options (“NQOs”); provided, however, ISOs shall be granted only to Employees (as hereinafter defined). An option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the option. All options that are not so identified as ISOs are intended to be NQOs. It is the further intent of the Plan that it conforms in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or changed as necessary to ensure continued compliance with such provisions.

3. Definitions. In addition to other definitions contained elsewhere in the Plan, as used in the following terms have the following meanings unless the context requires a different meaning:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as the same may from time to time be amended.

“Committee” means the Compensation Committee of the Board of Directors.

“Common Stock” means the Common Stock of the Company, par value $.01 per share.

“Designated Beneficiary” means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee or Board may establish.

“Eligible Directors” means (i) a Non-Employee Director as defined in Rule 16b-3(b)(3), or any successor provision promulgated under the Securities Exchange Act of 1934 and (ii) an Outside Director within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to Stock Options that are intended to qualify as “performance-based compensation” exempt from the limitations contained in Section 162(m) of the Code.

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“Employee” means any employee of the Company, or of any corporation which is then a “parent corporation” within the meaning of Section 424(e) of the Code (a “Parent”) or a “subsidiary corporation,” within the meaning of Section 424(f) of the Code (a “Subsidiary”), who is designated by the Board or the Committee as a key employee.

“Fair Market Value” means the average of the high and low prices on the over-the-counter market on the last day on which the Company’s shares of Common Stock were traded immediately preceding the date an option is granted pursuant to the Plan, as reported by the New York Stock Exchange (“NYSE”), or NYSE’s Successor, or if not reported on NYSE, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

“Mature Shares” means shares of Common Stock owned by an optionee which are not subject to any pledge or other security interest and have either been held by the optionee for six months, previously acquired by the optionee on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the purchase price for Stock Options or satisfy a withholding obligation in respect of a Stock Option.

“Stock Options” means any stock options granted to an optionee under the Plan.

“Stock Option Agreement” means a stock option agreement entered into pursuant to the Plan.

“Ten-Percent Shareholder” means an Employee who, at the time an ISO is granted to him, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of the Company, any Parent or any Subsidiary.

4. Stock Options: Stock Subject to Plan; Individual Limit. The stock to be issued upon exercise of Stock Options granted under the Plan shall consist of authorized but unissued shares, or of treasury shares, of Common Stock, as determined from time to time by the Board. The maximum number of shares for which Stock Options may be granted under the Plan is 600,000 shares, subject to adjustment as provided in Section 8 of the Plan; provided, however, that no Employee shall be granted Stock Options with respect to more than 200,000 shares in any year. If any Stock Option granted under the Plan should expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares shall become available for new options.

5. Administration.

(a) The Plan shall be administered by the Committee or, if such Committee is not appointed, then it shall be administered by the Board. Options may be granted by the Board or the Committee. For purposes of the Plan, the Board or its appointed Committee shall be referred to as the “Committee.”

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(b) Unless otherwise determined by the Board, the Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to:

(i) prescribe, amend and rescind rules and regulations relating to the Plan;

(ii) interpret the Plan and the respective Stock Options; and

(iii) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any Stock Option granted under it.

(c) The provisions of this Section 5 shall survive any termination of the Plan.

6. Terms and Exercise of Stock Option.

(a) Unless otherwise determined by the Committee each Stock Option shall terminate no later than ten years (or such shorter term as may be fixed by the Committee) after the date on which it shall have been granted; provided, however, that no ISO granted to any Employee who is a Ten-Percent Shareholder shall be made exercisable after the expiration of five years from the date of grant. The date of termination pursuant to this paragraph is hereinafter referred to as the “termination date” of the option.

(b) Stock Options shall be exercisable at such time or times and in such installments, if any, as the Committee or Board may determine. In the event any option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise provided in the Stock Option Agreement.

(c) A Stock Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall (i) specify the number of shares as to which the Stock Option is being exercised and shall be accompanied by payment in full of the purchase price for such shares; provided, however, that an optionee at his or her discretion may, in lieu of cash payment to the Company, deliver Mature Shares, valued at Fair Market Value on the date of delivery, as payment for the exercise of any Stock Option or (ii) request that the Company withhold, from the number of shares of Common Stock that may otherwise be obtained upon the exercise of the Stock Option, that number of shares having an aggregate fair market value equal to the Stock Option exercise price. In the event a Stock Option is being exercised, in whole or in part pursuant to Section 6(c) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said Stock Option. An optionee shall not, by virtue of the granting of a Stock Option, be entitled to any rights of a shareholder in the Company and such optionee shall not be considered a record holder of shares purchased by him or her until the date on which he or she shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any Stock Option and shall not be required to pay to the person exercising the Stock Option the cash equivalent of any fractional share interest unless so determined by the Committee.

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(d) In the event an optionee elects to deliver Mature Shares or to request that Common Stock be withheld in accordance with subsection (c) above, upon exercise of a Stock Option granted hereunder, the Company shall be entitled to require as a condition thereto that the optionee remit an amount which the Company deems sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto. The Company shall have the right, in lieu of or in addition to the foregoing to withhold such sums from compensation otherwise due to the optionee.

7. Other Stock Options Conditions

(a) Except as expressly permitted by the Committee, no Stock Option shall be transferred by the optionee otherwise than (i) by will or by the laws of descent and distribution, (ii) for estate planning purposes, or (iii) as a charitable contribution to an exempt organization as such term is defined in Section 501(c)(3) of the Code. During the lifetime of the optionee the Stock Option shall be exercisable only by such optionee, by the optionee’s legal representative or by a transferee permitted under the terms of the grant of the Stock Option.

(b) Unless otherwise determined by the Committee, in the event of the termination of an optionee’s employment by the Company at any time for any reason (excluding disability or death), the optionee’s option and all rights thereunder shall be exercisable by the optionee at any time within three (3) months thereafter to the extent such option was exercisable at the time of such termination, but in no event later than the termination date of the optionee’s Stock Option. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event an optionee is permanently and totally disabled (within the meaning of Section 105(d)(4), or any successor section, of the Code), the optionee’s Stock Option and all rights thereunder shall be exercisable by the optionee (or the optionee’s legal representative) to the extent such option was exercisable at the time of such termination, at any time within six (6) months of termination of employment but in no event later than the termination date of his Stock Option.

(c) Unless otherwise determined by the Committee, if an optionee shall die while in the employ of the Company the optionee’s Stock Option may be exercised by the optionee’s designated beneficiary or beneficiaries (or if none have been effectively designated, by the optionee’s executor, administrator or the person to whom the optionee’s rights under the optionee’s Stock Option shall pass by will or by the laws of descent and distribution) to the extent such Stock Option was exercisable at the time of such termination, at any time within six (6) months after the date of death but not later than the termination date of the optionee’s Stock Option.

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(d) In the event an Eligible Director ceases to serve as a member of the Board of Directors of the Company at any time for any reason, his Stock Option and all rights thereunder shall be exercisable by him at any time within one (1) year thereafter, to the extent such Stock Option was exercisable at the time of such termination, but in no event later than the termination date of his Stock Option. If an Eligible Director shall die while serving as a director of the Company, his Stock Option may be exercised by his designated beneficiary or beneficiaries (or, if none have been effectively designated, by his executor, administrator or the person to whom his rights under his Stock Option shall pass by his will or by the laws of descent and distribution) to the extent such Stock Option was exercisable at the time of such termination, at any time within one year after the date of his death, but not later than the termination date of his Stock Option.

(e) Nothing in the Plan or in any Stock Option Agreement relating to an option granted pursuant hereto shall confer on any employee any right to continue in the employ of the Company or prevent or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

(f) Nothing in the Plan or in any Stock Option Agreement relating to an option granted pursuant hereto shall confer on any Eligible Director any right to continue as a director of the Company.

(g) Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

8. Adjustments. Stock Option Agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding Stock Option, or the Stock Option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares, or the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be binding and conclusive.

9. Amendment and Termination.

(a) Unless the Plan shall have been otherwise terminated as provided herein, it shall terminate on, and no option shall be granted thereunder, after the tenth anniversary of the adoption of the Plan by the Board. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 8); (ii) permit the grant of Stock Options to anyone other than the Employees, Eligible Directors and consultants; (iii) change the manner of determining the minimum exercise prices (except for changes pursuant to Section 8); or (iv) extend the period during which Stock Options may be granted or exercised. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the optionee to whom any Stock Option shall have theretofore been granted (or the person or persons entitled to exercise such Stock Option under Section 7 of the Plan), terminate such optionee’s Stock Option or adversely affect such optionee’s rights thereunder.

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(b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (unless the Company shall be the surviving corporation in such merger), the Company may give written notice to the holder of any Stock Option that the optionee’s Stock Option may be exercised only within thirty (30) days after the date of such notice, and all rights under said Stock Option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any Stock Option shall be affected by such notice except that such Stock Option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six-month period.

10. Option Exercise Price. The price per share to be paid by the optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the optioned Common Stock on the date on which the Option is granted; provided, however, that no ISO may be granted under the Plan to any Employee who is a Ten-Percent Shareholder, unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value on the date of grant. The price per share to be paid by the optionee at the time an NQO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value on the date on which the NQO is granted except as otherwise determined by the Committee. The exercise price of any NQO that is intended to be treated as performance-related compensation for purposes of Section 162(m) of the Code shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

11. Ceiling on ISO Grants. To the extent the aggregate Fair Market Value (determined at the time any ISO is granted) of Common Stock for which ISOs are exercisable for the first time by any optionee during any calendar year under the Plan (together with any incentive stock options granted under any other plan of the Company, any parent or any subsidiary) exceeds $100,000, such excess ISOs shall be treated as NQOs.

12. Indemnification. Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance such person’s related expenses, to the full extent permitted by law and/or the Certificate of Incorporation or By-laws of the Company.

13. Effective Date of the Plan; Termination of the Plan and Stock Options. The Plan shall become effective on the date of adoption by the Board, provided, however, that the Plan shall be subject to approval by the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders on or before December 31, 2004. If any Stock Options are granted hereunder prior to approval by the shareholders and such approval does not occur, such Stock Options shall be deemed null and void ab initio.

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14. Expenses. Except as otherwise provided herein for the payment of Federal, State and other governmental taxes, the Company shall pay all fees and expenses incurred in connection with the Plan and the issuance of the stock hereunder.

15. Government Regulations, Registrations and Listing of Stock.

(a) The Plan, and the grant and exercise of Stock Options thereunder, and the Company’s obligation to sell and deliver stock under such Stock Options shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be necessary or appropriate.

(b) The Company may in its discretion require, whether or not a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the “Act”) is then in effect with respect to shares issuable upon exercise of any Stock Option or the offer and sale of such shares is exempt from the registration provisions of such Act, that as a condition precedent to the exercise of any Stock Option the person exercising the Stock Option give to the Company a written representation and undertaking satisfactory in form and substance to the Company that such person is acquiring the shares for such person’s own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company’s satisfaction that the offer or sale of the shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Act or any similar act or statute or law or regulation in the event that a registration statement under the Act is not then effective with respect to the Common Stock issued upon the exercise of such Stock Option; the Company may place upon any stock certificate appropriate legends referring to the restrictions on disposition under the Act.

(c) In the event the class of shares issuable upon the exercise of any Stock Option is listed on any national securities exchange or NASDAQ, the Company shall not be required to issue or achieve any certificate for shares upon the exercise of any Stock Option, or to the listing of the shares so issuable on such national securities exchange or NASDAQ and prior to the registration of the same under the Securities Exchange Act of 1934 or any similar act or statute.

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4KIDS ENTERTAINMENT, INC.
PROXY
ANNUAL MEETING OF SHAREHOLDERS— MAY 27, 2004

The undersigned shareholder of 4Kids Entertainment, Inc. hereby appoints Alfred R. Kahn, attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote, as indicated herein, all the shares of common stock of 4Kids standing in the name of the undersigned at the close of business on April 9, 2004 at the Annual Meeting of Shareholders of 4Kids to be held at JP Morgan Chase, 270 Park Avenue, New York, New York, Conference Room C, 11th Floor at 10a.m., local time, on May 27, 2004, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

Please mark boxes [X] or |_| in blue or black ink.

1. Election of Directors.

FOR all nominees |_|	WITHHOLD authority only for those nominees whose name(s) I have stricken below |_|	WITHHOLD authority for ALL nominees |_|

Nominees for Director are: Richard Block, Jay Emmett, Joseph P. Garrity, Michael Goldstein, Steven M. Grossman and Alfred R. Kahn.
2. Proposal to approve the 4Kids 2004 Stock Option Plan.

For |_| Against |_| Abstain |_|

3. Proposal to approve the ratification of the appointment of Deloitte & Touche LLP as 4Kids independent auditors for the fiscal year ending December 31, 2004.

For |_| Against |_| Abstain |_|

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

(Continued, and to be signed on reverse side)

(Continued from other side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

SIGNATURE(S) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administra-tor, trustee or guardian, please give full title.

Dated ________________________________________, 2004

Signature

Print Name

Signature

Print Name

[Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.]